UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

WYETH

(Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, N.J.	07940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-660-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors.

On September 28, 2006, the Wyeth Board of Directors, upon recommendation of the Nominating and Governance Committee, elected Mr. Raymond J. McGuire to the Board, effective October 1, 2006.

Mr. McGuire is a Managing Director and Co-Head, Global Investment Banking for Citigroup Inc. Citigroup Inc. and its affiliates have provided a variety of commercial banking, underwriting and other financial services to Wyeth from time to time in the past and Wyeth expects that they will continue to provide a variety of services to Wyeth in the future. The Board of Directors has determined that Mr. McGuire qualifies as “independent” under the rules of the New York Stock Exchange and Wyeth’s Corporate Governance Guidelines.

Wyeth does not expect that Mr. McGuire will be appointed to serve on any Committees of the Board until at least April 2007.

Wyeth’s press release announcing Mr. McGuire’s election is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On September 28, 2006, the Wyeth Board of Directors, upon recommendation of the Nominating and Governance Committee, approved an amendment to Section 6 of Wyeth’s By-Laws to change the voting standard for uncontested elections of directors from a plurality of votes cast to a majority of votes cast. A majority of votes cast means that the number of votes cast “for” a nominee for director must exceed the number of votes cast “against” that nominee in order for him or her to be elected to the Board. In contested elections, those in which the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.

In addition, if a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the director’s offer to tender his or her resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. The director who offers to tender his or her resignation will not participate in the Committee’s recommendation or the Board’s decision. If the failure of a nominee to be elected results in a vacancy on the Board, the Board may fill the resulting vacancy or decrease the size of the Board pursuant to the By-Laws.

The amended By-Laws became effective on September 28, 2006. A copy of Wyeth’s By-Laws, as amended, is attached hereto as Exhibit 3.2.

Item 8.01. Other Events.

On September 28, 2006, the Wyeth Board of Directors, upon recommendation of the Nominating and Governance Committee, also approved certain amendments to Wyeth’s Restated Certificate of Incorporation to eliminate all supermajority voting requirements. In order to become effective, the amendments require the affirmative vote of Wyeth stockholders holding at least 80% of Wyeth’s outstanding shares, and it is expected that the amendments will be submitted to the stockholders for approval at Wyeth’s 2007 annual meeting of stockholders.

Wyeth’s press release announcing the matters described in Item 5.03 above and this Item 8.01 is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

(3.2)	Wyeth’s By-Laws, as amended through September 28, 2006

(99.1)	Press Release, dated September 28, 2006, announcing the election of Raymond J. McGuire to the Wyeth Board of Directors

(99.2)	Press Release, dated September 28, 2006, announcing corporate governance changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2006	WYETH

	By:	/s/ Eileen M. Lach
	Name:	Eileen M. Lach
	Title:	Vice President and Corporate Secretary
(Duly Authorized Signatory)

EXHIBITS

Exhibit Number	Exhibit Name

(3.2)	Wyeth’s By-Laws, as amended through September 28, 2006

(99.1)	Press Release, dated September 28, 2006, announcing the election of Raymond J. McGuire to the Wyeth Board of Directors

(99.2)	Press Release, dated September 28, 2006, announcing corporate governance changes